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                                                                    EXHIBIT 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the Registration Statement of GA Financial, Inc. on Form S-8 (Filed No. 333-66107 and 333-37837) of our report dated January 27, 1999, except as to the information presented in Note 19, for which the date is February 26, 1999, on our audits of the consolidated financial statements of GA Financial, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.



Pittsburgh, Pennsylvania            PricewaterhouseCoopers LLP
March 23, 1999                      /s/ PricewaterhouseCoopers LLP